UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2006

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On June 30, 2006, Pharmacyclics, Inc., a Delaware corporation (the "Registrant"), issued 1,000,000 shares (the "Shares") of its common stock, par value $0.0001, to Applera Corporation, a Delaware corporation ("Applera"). As described in an Assignment Agreement and related Stock Purchase Agreement dated April 7, 2006 between the Registrant and Applera by and through the Celera Genomics Group, the Shares were issued as consideration for the execution of the Assignment Agreement and the assignment of certain assets described therein. The Registrant claimed exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") for the issuance of securities in the transaction described above by virtue of Section 4(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering and issued to an accredited investor. The Shares are subject to a lock-up provision which prohibits the sale of the shares without the permission of the Registrant. The lock-up provision expires on July 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 3, 2006

PHARMACYCLICS, INC. By: /s/ LEIV LEA Name: Leiv Lea Title: Vice President, Finance & Administration and CFO and Secretary